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                                                                  EXHIBIT (k)(5)

                        ADDITIONAL COMPENSATION AGREEMENT

      ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of December [ ], 2004, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Pioneer Investment Management, Inc. ("Pioneer") and Highland Capital Management, L.P. ("Highland," and together with Pioneer, the "Advisers" and individually each an "Adviser").

      WHEREAS, Pioneer Floating Rate Trust (including any successor by merger or otherwise, the "Fund") is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended; and

      WHEREAS, Pioneer is the investment manager and the administrator of the Fund;

      WHEREAS, Highland is the investment subadviser of the Fund;

      WHEREAS, Merrill Lynch is acting as lead underwriter in an offering of the Fund's common shares;

      WHEREAS, the Advisers desire to provide additional compensation to Merrill Lynch for acting as lead underwriter in an offering of the Fund's common shares; and

      WHEREAS, the Advisers desire to retain Merrill Lynch to provide after-market support services designed to maintain the visibility of the Fund on an ongoing basis, and Merrill Lynch is willing to render such services;

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.    (a)   The Advisers hereby employ Merrill Lynch, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of Pioneer:

                  (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis.

                  (2) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of Pioneer in connection therewith; and

                  (3) information to and consult with Pioneer with respect to applicable strategies designed to address market value discounts, if any.

      (b) At the request of Pioneer, Merrill Lynch shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Pioneer; provided, however, that pending termination of this Agreement as provided for in Section 7 hereof, any such limitation or cessation shall not relieve the Advisers of their payment obligations pursuant to Section 2 hereof.

      (c) Merrill Lynch will promptly notify Pioneer if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published, provided by Merrill Lynch to the Advisers in connection with the performance of services by Merrill Lynch under this Agreement.

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2.    The Advisers shall pay Merrill Lynch an aggregate fee computed weekly and payable quarterly in arrears commencing [ ], 2005 at an annualized rate of 0.15% of the Fund's Managed Assets (as defined below) for a term as described in Section 7 hereof; provided that the total amount of the fee hereunder shall not exceed [ ]% of the total price to the public of the Fund's common shares offered by the prospectus dated December [ ], 2004 (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated December [ ], 2004, by and among the Fund, Pioneer and each of the Underwriters named therein (the "Purchase Agreement"). The sum total of this fee, [any additional compensation fees payable to [ ],] plus the amount of the expense reimbursement of $[ ] per common share payable by the Fund to the underwriters pursuant to the Purchase Agreement shall not exceed 4.5% of the total price of the Fund's common shares offered by the Prospectus. "Managed Assets" is defined as the total assets of the Fund (including any assets attributable to any Preferred Shares that may be outstanding or otherwise attributable to the use of leverage) minus the sum of accrued liabilities (other than debt representing financial leverage). All quarterly fees payable hereunder shall be paid to Merrill Lynch within 15 days following the end of each calendar quarter.

3. The amount of the fee payable hereunder to Merrill Lynch by each Adviser shall be determined by agreement of the Advisers; provided, however, that if the full amount of the fee for a quarter is not paid to Merrill Lynch within 15 days of the end of such quarter, Pioneer shall be solely responsible for paying any deficiency to Merrill Lynch.

4. The Advisers shall be permitted to discharge all or a portion of their payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the maximum additional commission amount described in paragraph 2 above.

5. Each Adviser acknowledges that the services of Merrill Lynch provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

6. Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as Merrill Lynch's services to the Advisers are not impaired thereby.

7. The term of this Agreement shall commence upon the date referred to above and shall be in effect so long as Pioneer acts as the investment manager to the Fund pursuant to the Investment Management Agreement (as such term is defined in the Purchase Agreement) or other subsequent advisory agreement.

8. Each Adviser will furnish Merrill Lynch with such non-confidential information as Merrill Lynch reasonably requests to perform its assignment hereunder (all such information so furnished being the "Information"). Each Adviser recognizes and confirms that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of each Adviser's knowledge, the

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      Information to be furnished by it, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. An Adviser will promptly notify Merrill Lynch if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch.

9. Each Adviser agrees that Merrill Lynch shall have no liability to the Advisers or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. Each Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

10. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

11. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Advisers and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and the Advisers waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which such Adviser is or may be subject, by suit upon such judgment.

12. This Agreement may not be assigned by either party without the prior written consent of the other party.

13. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by Merrill Lynch, Pioneer and Highland.

14. All notices required or permitted to be sent under this Agreement shall be sent, if to Pioneer:

      Pioneer Investment Management, Inc.
      60 State Street
      Boston, Massachusetts 02109
      Attention: General Counsel

      or if to Highland:

      [_________]

      or if to Merrill Lynch:

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      Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
      4 World Financial Center
      New York, New York 10080
      Attention:  Tom Lee

      or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

15. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                         [signatures on following page]

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    IN WITNESS WHEREOF, the parties hereto have duly executed this Additional
           Compensation Agreement as of the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By: _____________________________
    Name:
    Title:

PIONEER INVESTMENT MANAGEMENT, INC.

By: _____________________________
    Name:
    Title:

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: _____________________________
    Name:
    Title:

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                  MERRILL LYNCH & CO. INDEMNIFICATION AGREEMENT

                                                              December [ ], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      In connection with the engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to provide the undersigned (together with their respective affiliates and subsidiaries, referred to as the "Companies") with the services set forth in the Additional Compensation Agreement dated December [ ], 2004 among the Companies and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with or in any way relating to the services referred to in the Agreement or arising out of the services contemplated by the Agreement, the Companies jointly and severally agree to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or in any way relating to the services referred to in the Agreement or arising out of the services contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with or in any way relating to the services referred to in the Agreement or arising out of the services contemplated by the Agreement, the Companies will jointly and severally reimburse Merrill Lynch for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith. If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their respective stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the services contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their respective stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their respective stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, for services as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their respective stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the services (whether or not consummated) for which Merrill Lynch has been retained bear to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the

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Companies contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their respective employees or other agents), on the one hand, or by Merrill Lynch, on the other hand. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch's prior written consent. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Companies agree that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either Merrill Lynch's engagement under the Agreement or any services referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        PIONEER INVESTMENT MANAGEMENT, INC.

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        HIGHLAND CAPITAL MANAGEMENT, L.P.

                                        By: ___________________________________
                                            Name:
                                            Title:

Accepted and agreed to as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By __________________________________
   Name:
   Title:

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